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                                                                    EXHIBIT 10.7


                                FIRST AMENDMENT
                                     TO THE
                           ALLEGIANCE TELECOM, INC.
                           1998 STOCK INCENTIVE PLAN


WHEREAS, the Allegiance Telecom, Inc. 1998 Stock Incentive Plan was adopted by the board of directors and stockholders of Allegiance Telecom, Inc. ("Allegiance").

WHEREAS, Allegiance's board of directors is correcting and amending the Allegiance Telecom, Inc. 1998 Stock Incentive Plan in accordance with Section 16 of such plan.

RESOLVED, that the number of shares of common stock available under the Allegiance Telecom, Inc. 1998 Stock Incentive Plan be corrected by substituting the number "3,655,778" for the number "3,806,658" in Section 4 of this plan. Such correction shall be effective as of December 31, 1998.

FURTHER RESOLVED, that the number of shares of common stock available under the Allegiance Telecom, Inc. 1998 Stock Incentive Plan be increased by substituting the number "6,155,778" for the number "3,655,778" in Section 4 of this plan. Such amendment shall be effective as of March 2, 1999.

FURTHER RESOLVED, that the officers of Allegiance be, and hereby are, authorized to take whatever actions are necessary to carry out the intent and purpose of the foregoing amendment.